Exhibit 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE:
October 28, 2010
DIEBOLD REPORTS THIRD QUARTER RESULTS; REAFFIRMS FULL-YEAR OUTLOOK
Earnings overview presentation available at http://www.diebold.com/DBD3Q10.pdf
•	3Q EPS from continuing operations of $0.66, or $0.70 on a non-GAAP basis*

•	Total revenue for 3Q 2010 increased 16%; global orders increased 13%

•	Total gross margin improved by 2.3 percentage points from 3Q 2009

•	Revenue and EPS were reduced by $18.7 million and $0.05, respectively, due to an out-of-period accounting adjustment in China

•	Net debt* decreased $36.2 million from September 30, 2009, driven by strong free cash flow
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported third quarter 2010 income from continuing operations attributable to Diebold, net of tax, of $44.1 million, or $.66 per share, up 80% and 78%, respectively, from the third quarter 2009. Third-quarter 2010 revenue was $748.6 million, up 16% from the third quarter 2009.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the third quarter 2010 were $.70, up 79% from the third quarter 2009.
Business Review
Management commentary
“I am very pleased with our performance during the quarter, as we delivered meaningful top-line growth and significant improvement in earnings. We remained focused on expanding our clear leadership in service and integrated services to drive increased, recurring revenue across our global markets,” said Thomas W. Swidarski, Diebold president and chief executive officer. “Clearly, the Brazil elections business had a large, positive impact on our results, and we are proud of the work we’ve accomplished in that area. However, it’s important to note that our core business in Brazil, as well as some other key geographies, performed extremely well in terms of both growth and profitability during the quarter.”
Swidarski continued, “Also encouraging is our double-digit increase in global orders. Each geographic region delivered order growth during the period, which affirms our prior assessment that our industry is beginning to recover. As a result, we have tightened our earnings guidance and are confident in our outlook for the remainder of the year. There is positive momentum in many of the crucial markets we serve, and we continue to provide our customers with unmatched service and technological capabilities — building profitable growth through effective execution in our operations.”

*	See accompanying notes for non-GAAP measures.
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PAGE 2/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
Third Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were up 13% compared with the prior-year period. Financial self-service orders increased 12%, driven by increased replacement activity in North America and a strong comparison to the prior-year period in Europe, Middle East and Africa (EMEA). Security orders increased 13% overall, led by year-over-year increases in non-financial markets. Orders in Latin America and Brazil increased 9%, driven by gains in financial self-service. In North America, total orders increased 9% compared with the same period in the prior year. Orders in EMEA increased 53%, benefiting from a comparison to a weak period in the prior year. Asia Pacific orders increased 5% compared with the prior year.

Orders by Solution (Q3 2010 vs. Q3 2009)	% Change
Financial self-service solutions	12%
Security solutions	13%
Total FSS & security	13%
Brazil election systems & lottery	n/m

Total Global Order Entry	13%

Orders by Geography (Q3 2010 vs. Q3 2009)	% Change
Diebold North America	9%
Total Diebold International	17%
Latin America (incl. Brazil)	9%
Asia Pacific	5%
Europe, Middle East, and Africa	53%

Total Global Order Entry	13%
Results of Operations
Profit/loss summary — 3rd quarter comparison (Dollars in millions)

Q3 2010							Q3 2009
	Gross	% of			% of			Gross	% of			% of
Rev	Profit	Sales	OPEX	OP	Sales		Rev	Profit	Sales	OPEX	OP	Sales

$748.6	$193.9	25.9%	$141.5	$52.4	7.0%	GAAP Results	$645.2	$152.2	23.6%	$121.0	$31.2	4.8%

	0.3		(0.1)	0.5		Restructuring		1.2		(0.5)	1.7
	—		—	—		Non-rout. Exp		—		—	—
	—		—	—		Non-rout. Inc		—		—	—
	—		(3.0)	3.0		Impairment		—		—	—

$748.6	$194.2	25.9%	$138.4	$55.9	7.5%	Non-GAAP Results	$645.2	$153.4	23.8%	$120.5	$32.9	5.1%

Profit/loss summary — year-to-date comparison (Dollars in millions)

YTD 9/30/10							YTD 9/30/09
	Gross	% of			% of			Gross	% of			% of
Rev	Profit	Sales	OPEX	OP	Sales		Rev	Profit	Sales	OPEX	OP	Sales

$2,032.8	$530.0	26.1%	$390.2	$139.8	6.9%	GAAP Results	$1,993.4	$473.4	23.8%	$351.2	$122.3	6.1%

	0.6		(2.2)	2.8		Restructuring		7.0		(3.2)	10.2
	—		—	—		Non-rout. Exp		—		(1.3)	1.3
	—		4.1	(4.1)		Non-rout. Inc		—		11.3	(11.3)
	—		(7.1)	7.1		Impairment		—		—	—

$2,032.8	$530.7	26.1%	$385.1	$145.6	7.2%	Non-GAAP Results	$1,993.4	$480.5	24.1%	$358.0	$122.5	6.1%

The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.

*	See accompanying notes for non-GAAP measures.
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PAGE 3/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
Revenue
Total revenue for the third quarter 2010 was up 16%, including a net positive currency impact of 1%.
Gross Margin
Total gross margin for the third quarter 2010 was 25.9%, an increase of 2.3 percentage points from the third quarter of 2009. Total gross margin included restructuring charges of $0.3 million in the third quarter of 2010 and $1.2 million in the third quarter of 2009. The increase in gross margin was due primarily to more profitable mix of product revenue and continued efficiency gains in our service operations.
Operating Expenses
Total operating expenses as a percentage of revenue for the third quarter 2010 was 18.9%, in line with the third quarter of 2009. Operating expenses were higher largely due to increased selling expenses on higher revenue, increased investment in research and development, higher legal and compliance costs and an impairment charge. Operating expenses in the third quarter 2010 included $3.0 million of impairment charges within the North America continuing operations, which fully impaired a previous cost-basis investment in a security company; and restructuring charges of $0.1 million. Operating expenses in the third quarter of 2009 included $0.5 million in restructuring charges.
Operating Profit
Operating profit margin was 7.0% of net sales in the third quarter 2010, an increase of 2.2 percentage points from the third quarter 2009. Both periods included restructuring charges in operating profit of $0.5 million and $1.8 million, respectively, and the third quarter 2010 also included the impairment charge of $3.0 million. Excluding these items from both periods, non-GAAP operating profit margin* was 7.5% in the third quarter 2010 and 5.1% in the third quarter 2009. The increase in non-GAAP operating profit was largely due to the Brazil elections business and favorable product mix.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $44.1 million, or 5.9% of revenue in the third quarter 2010, an increase of 80.0%, or 2.1 percentage points from the third quarter 2009. Included in the third quarter 2010 results are restructuring charges net of tax of $0.4 million and $2.3 million in impairment charges related to the prior investment in a security company. Income from continuing operations in the third quarter 2009 included restructuring charges, net of tax, of $1.4 million.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $174.4 million at September 30, 2010, an increase of $109.1 million from December 31, 2009 and a reduction of $36.2 million from September 30, 2009. The company’s net debt to capital ratio was 14% at September 30, 2010, 6% at December 31, 2009, and 17% at September 30, 2009.
Net cash provided by operating activities was $67.1 million in the third quarter 2010, compared with net cash provided by operating activities of $41.2 million in third quarter 2009. Free cash flow* in the third quarter 2010 was $56.0 million, an increase of $21.1 million from the third quarter 2009.

*	See accompanying notes for non-GAAP measures.
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PAGE 4/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
In the third quarter 2010, Diebold repurchased 126,000 of its common shares for approximately $4 million under its repurchase plan. The company has approximately 2.2 million shares remaining under its existing board authorization. For the first nine months of 2010, Diebold repurchased 773,449 shares of its common shares for approximately $23 million under its repurchase plan.
Restructuring charges, impairment charges, and discontinued operations
The company incurred net restructuring charges of $.01 per share in the third quarter of 2010. The majority of these charges were related to severance costs from the previously announced reorganization of the company’s North America and corporate functions, and the continued strategic realignment of the company’s global manufacturing. The company also incurred a pre-tax impairment charge in the third quarter 2010 of $3.0 million, or $.03 per share, related to a previous cost-basis investment in a security company. In the third quarter 2009, the company sold its U.S.-based elections systems business which resulted in a loss on the sale of $31.4 million which is included within “Loss on sale of discontinued operations — net of tax”. In the third quarter 2010, the company finalized and filed its consolidated U.S. federal tax return and recorded an additional tax benefit of $2.1 million included within “Gain/ (loss) from discontinued operations.”
Out-of-period accounting adjustment in China related to multiple-element arrangements
As previously disclosed, the company has been working to remediate a control weakness in the area of application of accounting policies specific to multiple-element arrangements — which involves contracts with bundled product and service components. As part of the remediation process, the company, with assistance from external consultants, has been reviewing Diebold’s revenue recognition practices related to multiple-element arrangements. As part of this review, the company determined that an out-of-period adjustment, within its operations in China was necessary to adjust for revenue previously recognized that was not in accordance with the company’s accounting policies related to multiple-element arrangements. The out-of-period adjustment represents a decrease in revenue of approximately $18.7 million and a decrease to operating profit of approximately $5.3 million. This adjustment is not material to the company’s 2010 projected results, and therefore this out-of-period adjustment was recorded in the third quarter 2010. The company’s remediation review is ongoing, and it anticipates this control weakness will be remediated by the end of 2010. Reconciliation for these adjustments is as follows:

Q3 2010	Total Revenue	Total Gross Profit	% of Sales	OP	% of Sales	EPS
Results excl. out-of-period adj.	$767,308	$199,164	26.0%	$57,649	7.5%	$0.71
Out-of-period adj.	(18,688)	($5,270)		(5,270)		($0.05)
Reported results (GAAP)	$748,620	$193,894	25.9%	$52,379	7.0%	$0.66
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PAGE 5/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
Update on Foreign Corrupt Practices Act review
As previously disclosed, the company identified certain transactions and payments by its subsidiary in Russia that potentially implicate the Foreign Corrupt Practices Act (FCPA), particularly the books and records provisions of the FCPA. While the company’s assessment remains that the transactions and payments in question do not materially impact or alter the company’s condensed consolidated financial statements, the company continues to collect information and is conducting an internal review of its global FCPA compliance. The company voluntarily self-reported its initial findings to the SEC and the DOJ. As a result, the company received a subpoena for documents from the SEC and a voluntary request for documents from the DOJ in connection with the SEC’s non-public investigation of the matter. Diebold is cooperating with these agencies in their review. The company cannot predict the length, scope or results of its internal review or the government investigations, or the impact, if any, on its results of operations.
Full-year 2010 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2010, which include the out-of-period accounting adjustment, are as follows:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	5% to 8%	4% to 5%
Financial self-service	2% to 5%	Flat
Security	-1% to -5%	-1% to -3%
Brazil election sys. / lottery	$125 million to $135 million	$135 million to $145 million
•	Earnings per share

	Previous Guidance	Current Guidance
2010 EPS (GAAP)	$1.89 - $2.11	$1.97 - $2.02
Restructuring charges	.03 - .05	.04
Net non-routine inc./exp.	(.04)	(.04)
Impairment	.05	.08
2010 EPS non-GAAP*	$1.95 - $2.15	$2.05 - $2.10
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
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PAGE 6/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands — Period Ended September 30)

				YTD	YTD
	Q3 2010	Q3 2009	% Change	9/30/2010	9/30/2009	% Change
Financial Self-Service
Products	$237,686	$216,520	10%	$645,127	$722,020	-11%
Services	273,049	268,816	2%	806,306	798,275	1%

Total Fin. self-service	510,735	485,336	5%	1,451,433	1,520,295	-5%

Security solutions
Products	49,150	61,173	-20%	149,545	177,002	-16%
Services	103,970	97,201	7%	298,243	292,081	2%

Total Security	153,120	158,374	-3%	447,788	469,083	-5%

Total Fin. self-service & security	663,855	643,710	3%	1,899,221	1,989,378	-5%

Election Systems & Lottery
Products	84,760	1,512	n/m	133,553	3,991	n/m
Services	5	—	0%	25	—	0%

Total Election Systems & Lottery	84,765	1,512	n/m	133,578	3,991	n/m

Total Revenue	$748,620	$645,222	16%	$2,032,799	$1,993,369	2%

Revenue Summary by Geographic Segment

				YTD	YTD
	Q3 2010	Q3 2009	% Change	9/30/2010	9/30/2009	% Change
Diebold North America	$349,673	$325,363	7%	$968,508	$1,043,500	-7%
Diebold International
Latin America (incl. Brazil)	248,649	150,154	66%	573,976	437,757	31%
Asia Pacific*	68,391	98,142	-30%	257,249	280,762	-8%
Europe, Middle East, Africa	81,907	71,563	14%	233,066	231,350	1%

Total Diebold International	398,947	319,859	25%	1,064,291	949,869	12%

Total Revenue	$748,620	$645,222	16%	$2,032,799	$1,993,369	2%

*	— Includes $18.7 million of an out-of-period accounting adjustment
Other income/(expense), net summary:

	Q3 2010	Q3 2009	YTD 9/30/10	YTD 9/30/09
Other income / (expense)	$1,915	($709)	$4,016	($24,095)
Foreign ex. gain/(loss), net	5,428	(1,260)	234	(3,058)
Interest expense	(9,631)	(8,223)	(27,987)	(25,968)
Investment income	10,487	8,344	23,976	21,171
Total other income / (expense), net	$8,199	($1,848)	$239	($31,950)
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PAGE 7/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q3 2010	Q3 2009	YTD 9/30/10	YTD 9/30/09
Total EPS from continuing operations (GAAP measure)	$0.66	$0.37	$1.49	$0.98
Restructuring charges	0.01	0.02	0.03	0.11
Non-routine expenses	0.00	0.00	0.00	0.39
Non-routine income	0.00	0.00	(0.05)	(0.12)
Impairment	0.03	0.00	0.08	0.00
Total EPS (non-GAAP measure)	$0.70	$0.39	$1.56	$1.36
The sums of the quarterly figures do not equal year-to-date figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods.

The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes non-GAAP EPS from continuing operations is an indication of the company’s base-line performance. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.

2.	Free cash flow is calculated as follows:

	Q3 2010	Q3 2009	YTD 9/30/10	YTD 9/30/09
Net cash provided by operating activities (GAAP measure)	$67,120	$41,177	$51,073	$121,003
Capital expenditures	(11,075)	(6,277)	(37,991)	(28,414)
Free cash flow (non-GAAP measure)	$56,045	$34,900	$13,082	$92,589
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net (debt) is calculated as follows:

	9/30/2010	12/31/2009	9/30/2009
Cash, cash equivalents and short-term investments (GAAP measure)	$435,277	$505,868	$385,022
Debt instruments	(609,667)	(571,204)	(595,654)
Net (debt) (non-GAAP measure)	$(174,390)	$(65,336)	$(210,632)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet that to net cash against outstanding debt is a meaningful debt calculation.
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4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q3 2010	Q3 2009	YTD 9/30/2010	YTD 9/30/2009
GAAP Operating Profit	$52,379	$31,170	$139,819	$122,254
GAAP Operating Profit %	7.0%	4.8%	6.9%	6.1%
Restructuring	483	1,772	2,793	10,228
Non-routine Expenses	—	—	18	1,328
Non-routine Income	—	—	(4,148)	(11,323)
Impairment	3,000	—	7,096	—
Non GAAP Operating Margin	$55,862	$32,942	$145,578	$122,487
Non GAAP Operating Margin %	7.5%	5.1%	7.2%	6.1%
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the company’s ability to take actions to mitigate the effect of the Venezuelan currency devaluation, further devaluation, actions of the Venezuelan government, and economic conditions in Venezuela;

•	the continuing effects of the recent economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;
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PAGE 9/ DIEBOLD REPORTS 2010 THIRD QUARTER FINANCIAL RESULTS
•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the restructuring of the company’s North America operations and corporate functions, and the closure of the company’s Newark, Ohio facility;

•	the company’s ability to successfully remediate control weaknesses and to maintain effective internal controls;

•	changes in the company’s intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S health care legislation;

•	the outcome of the company’s global FCPA review and any actions taken by government agencies in connection with the company’s self disclosure; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s website at www.diebold.com.
###
PR/xxxx

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net Sales
Product	$371,596	$279,205	$928,225	$903,013
Service	377,024	366,017	1,104,574	1,090,356

Total	748,620	645,222	2,032,799	1,993,369
Cost of goods
Product	279,742	219,570	693,761	689,139
Service	274,984	273,443	808,990	830,784

Total	554,726	493,013	1,502,751	1,519,923

Gross Profit	193,894	152,209	530,048	473,446

Percent of net sales	25.9%	23.6%	26.1%	23.8%

Operating expenses
Selling, general and administrative	119,425	103,624	329,193	300,989
Research, development and engineering	19,090	17,415	53,940	50,203
Impairment of assets	3,000	—	7,096	—

Total	141,515	121,039	390,229	351,192
Percent of net sales	18.9%	18.8%	19.2%	17.6%

Operating profit	52,379	31,170	139,819	122,254
Percent of net sales	7.0%	4.8%	6.9%	6.1%
Other income / (expense), net	8,199	(1,848)	239	(31,950)

Income from continuing operations before taxes	60,578	29,322	140,058	90,304
Taxes on income	(15,144)	(4,085)	(38,359)	(20,957)

Income from continuing operations	45,434	25,237	101,699	69,347
Income / (loss) from discontinued operations — net of tax	2,043	(203)	390	(8,842)
Loss on sale of discontinued operations — net of tax	—	(31,438)	—	(31,438)

Net Income	47,477	(6,404)	102,089	29,067

Less: Net Income attrib to noncontrol interest	(1,372)	(751)	(2,329)	(4,144)

Net Income attributable to Diebold, Inc.	$46,105	$(7,155)	$99,760	$24,923

Basic weighted average shares outstanding	65,705	66,279	65,982	66,236
Diluted weighted average shares outstanding	66,421	66,951	66,569	66,810

Basic Earnings Per Share:
Income from continuing operations	$0.67	$0.37	$1.50	$0.99
Gain / (loss) from discontinued operations	0.03	(0.48)	0.01	(0.61)

Net Income	$0.70	$(0.11)	$1.51	$0.38

Diluted Earnings Per Share:
Income from continuing operations	$0.66	$0.37	$1.49	$0.98
Gain / (loss) from discontinued operations	0.03	(0.48)	0.01	(0.61)

Net Income	$0.69	$(0.11)	$1.50	$0.37

Amounts Attributable to Diebold, Inc.
Income from continuing operations — net of tax	$44,062	$24,486	$99,370	$65,203
Gain / (loss) from discontinued operations	2,043	(31,641)	390	(40,280)

Net Income attributable to Diebold, Inc.	$46,105	$(7,155)	$99,760	$24,923

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$239,823	$328,426
Short-term investments	195,454	177,442
Trade receivables, net	434,910	330,982
Inventories	484,829	448,243
Other current assets	258,079	302,992

Total current assets	1,613,095	1,588,085

Securities and other investments	74,242	73,989
Property, plant and equipment, net	201,123	204,820
Goodwill	447,376	450,937
Other assets	254,506	237,034

Total assets	$2,590,342	$2,554,865

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$611	$16,915
Accounts payable	176,689	147,496
Other current liabilities	501,120	578,680

Total current liabilities	678,420	743,091

Long-term debt	607,781	553,008
Long-term liabilities	170,620	186,740
Total equity	1,133,521	1,072,026

Total liabilities and equity	$2,590,342	$2,554,865

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Nine months ended September 30,
	2010	2009

Cash flow from operating activities:
Net income	$102,089	$29,067
Adjustments to reconcile net income to cash provided by operating activities:
Sale of discontinued operations	—	31,438
Devaluation on Venezuelan balance sheet	5,148	—
Depreciation and amortization	59,242	55,183
Other	9,646	5,765

Cash provided by (used in) changes in certain assets and liabilities:
Trade receivables	(99,647)	88,697
Inventories	(37,213)	28,538
Accounts payable	28,977	(69,793)
Certain other assets and liabilities	(17,169)	(47,892)

Net cash provided by operating activities	51,073	121,003

Cash flow from investing activities:
Proceeds from sale of discontinued operations	1,815	7,856
Payments for acquisitions, net of cash acquired	—	(5,364)
Net investment activity	(13,551)	(26,065)
Capital expenditures	(37,991)	(28,414)
Increase in certain other assets & other	(35,804)	(22,426)

Net cash used in investing activities	(85,531)	(74,413)

Cash flow from financing activities:
Dividends paid	(53,989)	(52,077)
Net borrowings / (repayments)	26,387	(32,948)
Repurchase of common shares	(23,431)	—
Other	(536)	(2,164)

Net cash used in financing activities	(51,569)	(87,189)

Effect of exchange rate changes on cash	(2,576)	1,921

Decrease in cash and cash equivalents	(88,603)	(38,678)
Cash and cash equivalents at the beginning of the period	328,426	241,436

Cash and cash equivalents at the end of the period	$239,823	$202,758